UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Neurobiological Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEUROBIOLOGICAL TECHNOLOGIES, INC.

2000 Powell Street, Suite 800

Emeryville, CA 94806

(510) 595-6000

April 4, 2008

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Neurobiological Technologies, Inc. (the “Company”). The meeting will be held at the principal executive offices of the Company at 2000 Powell Street, Suite 800, Emeryville, California on Monday, April 28, 2008, at 11:00 a.m. local time.

The matters to be considered at the meeting are described in detail in the attached proxy statement. We will also report on the activities of the Company immediately following the meeting, and you will have an opportunity to submit questions or comments on matters of interest to stockholders generally.

Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. Regardless of whether you plan to attend the meeting, I urge you to vote your proxy as soon as possible. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person, and may save the Company from incurring additional proxy solicitation costs.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Paul E. Freiman President and Chief Executive Officer

NEUROBIOLOGICAL TECHNOLOGIES, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MONDAY, APRIL 28, 2008

To the Stockholders of Neurobiological Technologies, Inc.:

A Special Meeting of Stockholders (the “Special Meeting”) of Neurobiological Technologies, Inc. (the “Company”) will be held at its principal executive offices at 2000 Powell Street, Suite 800, Emeryville, California on Monday, April 28, 2008, at 11:00 a.m. local time, for the following purposes:

1.	To amend the Amended and Restated 2003 Equity Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance thereunder by 3,200,000 shares, to increase the size of the annual non-employee director grant to 15,000 shares and to make certain other changes as described in the accompanying proxy statement.

2.	To transact such other business as properly may come before the Special Meeting, or any adjournments or postponements of the meeting.

Only stockholders of record at the close of business on Monday, March 31, 2008, will be entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements of the meeting. A list of such stockholders will be open to examination by any stockholders at the Special Meeting and for a period of ten days prior to the Special Meeting during ordinary business hours at the offices of the Company located at 2000 Powell Street, Suite 800, Emeryville, California.

BY ORDER OF THE BOARD OF DIRECTORS,

Paul E. Freiman, President and Chief Executive Officer

Emeryville, California

April 4, 2008

— IMPORTANT —

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE
COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTPAID
ENVELOPE OR FOLLOW THE TELEPHONE OR INTERNET VOTING INSTRUCTIONS ON THE
PROXY CARD AS SOON AS POSSIBLE. THANK YOU FOR ACTING PROMPTLY.

NEUROBIOLOGICAL TECHNOLOGIES, INC.

2000 Powell Street, Suite 800

Emeryville, California 94608

(510) 595-6000

PROXY STATEMENT

OVERVIEW

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Neurobiological Technologies, Inc. (“NTI,” the “Company,” “we,” or “us”), a Delaware corporation. The proxy is solicited for use at a Special Meeting of Stockholders (the “Special Meeting”) to be held at 11:00 a.m. local time on Monday, April 28, 2008, at the Company’s principal executive offices at 2000 Powell Street, Suite 800, Emeryville, California 94608, and at any postponement or adjournment thereof. The date on which this proxy statement and the accompanying notice and proxy are first being mailed to stockholders is April 4, 2008.

Voting

Only stockholders of record at the close of business on March 31, 2008 are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements of the meeting. At the close of business on that date, we had outstanding 26,913,167 shares of our common stock, $0.001 par value per share (the “Common Stock”) and 70,566 shares of our Series A preferred stock, $0.001 par value per share (the “Preferred Stock”). Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Special Meeting, and each share of Preferred Stock is entitled to one vote on each matter to be voted upon at the Special Meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our capital stock on the record date will constitute a quorum for the transaction of business at the Special Meeting and any adjournment or postponement of the meeting. Approval of the proposal to amend the Amended and Restated 2003 Equity Incentive Plan requires the affirmative vote of a majority of the shares present and entitled to vote on the proposal.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal described in this proxy statement. The inspector of elections appointed for the Special Meeting will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Abstentions and Broker Non-Votes

Abstentions and “broker non-votes” will be included in the determination of whether a quorum is present at the Special Meeting. A “broker non-vote” occurs when a broker or nominee holding shares for a beneficial owner in “street name” does not vote on a particular proposal, because the broker or nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. In tabulating the votes on the proposal described in this proxy statement, abstentions will be treated as shares that are present and entitled to vote, and, accordingly, will have the same effect as negative votes on the proposal. Broker non-votes will have no effect on the proposal.

Revocability of Proxies

Proxies that are properly executed and received by us before the Special Meeting will be voted at the Special Meeting. Any stockholder giving a proxy has the power to revoke the proxy at any time prior to its exercise. Any stockholder of record can revoke a proxy by delivering an instrument of revocation prior to the

Special Meeting to the Secretary of the Company, by submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or by voting in person at the Special Meeting. Mere attendance at the Special Meeting will not serve to revoke a proxy. A stockholder whose shares of our capital stock are held in “street name” through a brokerage firm, bank or other institution should contact that institution in order to revoke or change his, her or its proxy or to vote at the Special Meeting in person.

Solicitation of Proxies

Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. The Company will bear the costs of solicitation. The Company may retain a proxy solicitor to aid in the solicitation of proxies and to verify records relating to the solicitations. If a proxy solicitor is retained, costs are not expected to exceed $10,000 plus reimbursement for expenses. The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received. You should deliver your proxy in accordance with the instructions set forth on the proxy without delay.

Stockholders Sharing the Same Address

We may satisfy SEC rules regarding delivery of proxy statements by delivering a single proxy statement to an address shared by two or more of our stockholders. This delivery method can result in meaningful cost savings for us. To take advantage of this opportunity, we may deliver only one proxy statement to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement either now or in the future, please contact us at the Company’s address.

PROPOSAL ONE:

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED

2003 EQUITY INCENTIVE PLAN

Introduction

The Board is recommending that the stockholders approve an amendment to our 2003 Equity Incentive Plan (the “Plan”) to: (i) increase the number of shares authorized for issuance thereunder by 3,200,000 shares, (ii) establish a limit of 500,000 shares underlying options that can be granted to a single optionee in any given fiscal year under Section 162(m) of the Internal Revenue Code, (iii) provide that non-employee directors will receive an annual automatic grant of an option to purchase 15,000 shares, commencing with the 2008 annual meeting of stockholders, and (iv) make certain other minor amendments to the Plan to reflect recent changes in securities and tax regulations affecting the Company.

As of March 31, 2008, 97,726 shares of Common Stock remained available for issuance under the Plan. The increase in the total number of shares of Common Stock available for issuance under the Plan will represent approximately 11.9% of our outstanding Common Stock as of the record date. The non-employee directors serving immediately after an annual meeting of stockholders will receive an annual automatic grant of an option to purchase 15,000 shares, beginning with the 2008 annual meeting of stockholders (which shares will vest one year from the date of grant).

Additionally, the Compensation Committee of the Board of Directors has recommended, and the Board of directors has approved, that the following one-time option grants be made to our directors, officers and other non-officer employees following stockholder approval of the amendment to the Plan. These options will have an exercise price equal to the closing stock price on the date of grant, as quoted on the NASDAQ Capital Market.

Name and position	Shares Underlying Options Granted
Paul E. Freiman, President and Chief Executive Officer	500,000
David E. Levy, M.D., Vice President, Clinical Development	125,000
Karl G. Trass, Vice President, Regulatory Affairs & Quality Assurance	125,000
Warren W. Wasiewski, M.D., Chief Medical Officer	250,000
All other non-officer employees as a group	250,000
Chairman of the Board	75,000
Chairman of the Audit Committee of the Board	65,000
All other non-employee directors (4 directors, as a group)	200,000

The shares underlying the grants to officers and all other non-officer employees will vest over four years, with one-eighth of the underlying shares vesting six months from the date of grant and the remainder vesting ratably on a monthly basis over the next 42 months. The shares underlying the grants to non-employee directors will be vested 50% upon grant and will then vest 25% on each of the first and second anniversaries of the date of grant, such that the shares are fully vested after two years from the date of grant.

Reasons for the Proposed Amendments

In November 2007, we completed a one-for-seven reverse split of our common stock in connection with a stock offering and to maintain the listing of our common stock on the NASDAQ Capital Market. Because the reverse stock split also had the effect of reducing the number of shares authorized under the Plan by a factor of seven, the number of shares currently available for grant under the Plan is insufficient to make the ongoing grants that are needed to compensate our employees and directors. The reverse stock split also lowered the limit on the maximum number of shares that can be granted to any optionee in a given fiscal year while maintaining tax deductibility for us for such options under Section 162(m) of the Internal Revenue Code. Accordingly, the proposal would raise the limit to 500,000 shares of Common Stock, which is equal to the highest one-time grant that will be made under the Plan following approval of this proposal.

Recognizing the need to replenish the share reserve under the plan, the Compensation Committee retained Radford Consulting as an independent consultant to advise the Committee and the Board on the recommended number of shares that should be authorized for issuance under the Plan. Radford provided benchmark data on the number of shares available as a percentage of total shares outstanding and, based on these data, the Compensation Committee recommended, and the Board approved, the proposed increase of 3,200,000 shares.

Radford also provided data on the median size of annual equity awards for non-employee directors within the peer group of companies. Based on these data and Radford’s recommendation, the Compensation Committee recommended, and the Board approved, an annual option grant of 15,000 shares of common stock, which would vest over one year and would have an exercise price equal to the fair market value of the common stock on the date of grant.

Certain other amendments will be made to the Plan if this proposal is approved. Previously, our Common Stock was subject to regulation under various state “Blue Sky” laws. However, recent SEC rule changes provided that the Common Stock, which is traded on the NASDAQ Capital Market, would be deemed a “covered security”, which exempts the Common Stock from many state securities regulations. Accordingly, provisions in the Plan that were originally included for state securities law compliance matters have been removed and the updated Plan terms are reflected below in the Plan Summary.

Plan Summary

A copy of the Plan, as amended, is attached to this proxy statement as Annex A. The following description of the Plan is a summary and so is qualified by reference to the complete text of the Plan.

General

The purpose of the Plan is to enhance the long-term stockholder value of the Company by offering eligible directors, employees, and consultants the opportunity to participate in the growth in value of the Company’s Common Stock. Stock options and stock awards may be granted under the Plan (each, an “Award”). Options granted under the Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options.

Administration. The Plan is administered by the Board or the Compensation Committee (the “Administrator”). The Compensation Committee has delegated to the Chief Executive Officer the authority to grant Awards to non-executive level employees in accordance with guidelines established by the Board.

Eligibility. Non-statutory stock options and stock awards may be granted under the Plan to employees, directors and consultants of the Company, its affiliates and subsidiaries. Incentive stock options may be granted only to employees of the Company or its subsidiaries. The Administrator, in its discretion, approves options and stock awards to be granted under the Plan. The Plan, as amended, also provides for the automatic grant of an option to purchase 15,000 shares of Common Stock to each non-employee director then serving immediately after an annual meeting of stockholders commencing with the 2008 annual meeting. These options will be granted at an exercise price equal to the fair market value of the Common Stock on the date of grant and will vest and become exercisable one year from the date of grant. As of March 31, 2008, the Company had 33 employees, several consultants and six non-employee directors who are eligible to participate in the Plan.

Termination of Awards. Generally, if an awardee’s services to the Company as an employee, consultant or director terminates other than for death, disability, or for “cause,” vested Awards will remain exercisable for a period of three months following the awardee’s termination. Unless otherwise provided for by the Administrator in the Award agreement, if an awardee dies or becomes disabled while serving as an employee or consultant, the awardee’s vested Awards shall remain exercisable for one year following the awardee’s death or disability, but in no event shall the award be exercisable beyond the Award’s expiration date. Awards terminate immediately and cease to be exercisable following an awardee’s termination for “cause,” as defined in the plan.

Nontransferability of Awards. Unless otherwise determined by the Administrator, Awards granted under the Plan are not transferable other than by will, domestic relations order, or the laws of descent and distribution and may be exercised during the awardee’s lifetime only by the awardee.

Stock Options

Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price may not be less than 100% of the fair market value of our Common Stock on the date of grant of such option. The exercise price of an incentive stock option granted to a ten percent stockholder may not be less than 110% of the fair market value of our common stock on the date of such option. Certain replacement options with lower exercise prices may be granted to employees of entities acquired by the Company to replace that employee’s existing options. The fair market value of our Common Stock is generally the closing sales price as quoted on the NASDAQ Capital Market. The Plan does not allow for the repricing of outstanding options without stockholder approval.

Exercise of Option; Form of Consideration. The Administrator determines when options vest and become exercisable. The means of payment for shares issued on exercise of an option are specified in each Award agreement. The Plan permits payment to be made by cash, check, wire transfer, or other shares of our common stock (with some restrictions) as a broker-assisted same-day sale (a “cashless exercise”).

Term of Option. The term of an option may be no more than ten years from the date of grant. The term of an incentive stock option granted to a ten percent holder may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Stock Awards

The Administrator may grant stock awards in its discretion and may set the purchase price, if any, for such awards. The grant or vesting of a stock award may be time-based or made contingent on achievement of certain specific performance conditions.

Right of Repurchase

If a stock option or stock award is subject to reverse vesting, the Company will have the right for a certain period of time to repurchase any or all of the award shares that were unvested as of the date of that termination.

Adjustments on Changes in Capitalization, Merger or Change of Control

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, spin-off or similar change to the capital structure of the Company, appropriate adjustments will be made to (i) the number and type of awards that may be granted under the Plan, (ii) the number and type of options that may be granted to any individual under the Plan, (iii) the purchase price of any stock award, (iv) the option price and number and class of securities issuable under each outstanding option, and (v) the repurchase price of any securities substituted for option shares that are subject to repurchase rights. The Board will make any such adjustments in its absolute discretion, and the decision of the Board will be final, binding and conclusive.

In the event of a Change in Control (defined below), time-based (but not performance-based) vesting for all outstanding Awards or reverse vesting on all outstanding Award shares will be fully accelerated. In addition, the Board may extend the date for the exercise of Awards (but not beyond their original expiration date), although the Board need not adopt the same rules for each Award or each Award recipient. A “Change in Control” is defined in the Plan as (A) any merger, consolidation, amalgamation, or other transaction to which the Company or an Affiliate is a party and in which the beneficial stockholders of the Company, immediately before the transaction, beneficially own securities representing 50% or less of the total combined voting power or value of the Company immediately after the transaction or (B) any other transaction or corporate event deemed by the Board to constitute a change in control of the Company including, but not limited to, (i) a transaction or series of transactions in which any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (ii) as a result of or in connection with a contested election of Company directors, the persons who were Company directors immediately before the election cease to constitute a majority of the Board.

In the event of a proposed dissolution or liquidation of the Company, the Board may cause Awards to be fully vested and exercisable (but not after their expiration date) before the dissolution is completed, but contingent on its completion.

Amendment and Termination of the Plan

The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company must obtain stockholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable laws and regulations. Generally, no such action by the Board or stockholders may alter or impair any Award previously granted under the Plan without the written consent of the awardee. The Plan will terminate on October 8, 2013, unless terminated earlier by the Board.

Federal Income Tax Consequences of Options and Stock Awards Under the Plan

The following is a general summary of the typical federal income tax consequences of the issuance and exercise of options or awards of restricted stock under the Plan. It does not describe state or other tax consequences of the issuance and exercise of options or of grant of restricted stock.

Options

The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise, the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain upon sale of the shares will be a long-term capital gain. If shares are sold or otherwise disposed of before both of these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. This income is not subject to withholding under current law. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). The Company is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition.

The grant of a non-statutory option has no federal income tax effect on the optionee. Upon the exercise of a non-statutory option, the optionee has taxable ordinary income subject to income and employment tax withholding (and the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a non-statutory option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held. The Company may allow non-statutory options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such a transfer.

In the case of both incentive stock options and non-statutory options, special federal income tax rules apply if our Common Stock is used to pay all or part of the option price.

Stock Awards

Upon receipt of a stock award, a recipient generally has taxable income in the amount of the excess of the then fair market value of the common stock over any consideration paid for the common stock (the “spread”). However, if the common stock is subject to a “substantial risk of forfeiture” (such as a requirement that the recipient continue in the employ of the Company) and the recipient does not make an election under section 83(b) of the Code, the recipient will have taxable income upon the lapse of the risk of forfeiture, rather than upon receipt of the stock, in an amount equal to the spread on the date of lapse. The taxable income constitutes supplemental wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction. If the recipient makes an election under section 83(b) of the Code, the stock received by the recipient is valued as of the date of receipt (without taking the restrictions into account) and the recipient has taxable income equal to any excess of that value over the amount he or she paid for the stock. The Company would again have a deduction equal to the income to the recipient. If the recipient makes an election under section 83(b) of the Code, the consequences upon sale or disposition (other than through forfeiture) of the shares awarded or sold generally are the same as for common stock acquired under a non-statutory option as described above.

Limitation on Deduction of Certain Compensation

A publicly held corporation may not deduct compensation of over a certain amount that is paid in any year to one of its executive officers unless the compensation constitutes “qualified performance-based” compensation under the Code. The Company will generally attempt to ensure that any awards under the Plan meet these standards, but may not do so in every instance.

Plan Benefits

In addition to the one-time option grants to be made immediately following approval of the amended plan, non-employee directors will receive annual awards. Each non-employee director who is serving as a director immediately after each annual meeting of stockholders will receive an automatic grant of an option to purchase 15,000 shares of Common Stock under the Plan. All other awards under the Plan will be granted at the discretion of the Administrator, and, accordingly, are not yet determinable. In addition, benefits under the Plan will depend on a number of factors, including the fair market value of our Common Stock on future dates, our actual performance against performance goals established with respect to performance awards and decisions made by the participants.

Set forth below is certain information regarding all stock awards under the Plan during the last fiscal year.

Name and Position	Dollar Value ($) (1)	Number of Shares Underlying Options (2)
Paul E. Freiman, Chief Executive Officer	$291,593	10,714	(3)
		10,714	(4)
Craig W. Carlson, Vice President and Chief Financial Officer *	286,400	17,857	(5)
Lisa U. Carr, M.D., Ph.D. *	18,154	1,428	(6)
David E. Levy, M.D., Vice President, Clinical Development	18,154	1,428	(6)
Karl G. Trass, Vice President, Regulatory Affairs & Quality Assurance	36,308	2,857	(6)
Executive Group	650,609	44,998
Non-Executive Director Group *	385,813	24,280
Non-Executive Officer Employee Group	274,986	14,285

*	Following the end of our last fiscal year, the following persons resigned or retired from their positions with the Company: Craig Carlson, Lisa Carr, Ronald Cape (director) and Enoch Callaway (director).

(1)	The value of the option awards has been computed in accordance with SFAS No. 123(R), which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted in exchange for services over the requisite service period, which is typically the vesting period, excluding forfeiture assumptions.

(2)	The amounts listed reflect stock options granted under our 2003 Equity Incentive Plan.

(3)	This option has a seven-year term and vests and becomes exercisable in equal monthly installments over four years, subject to a six-month cliff.

(4)	This option had a seven-year term and was to vest and become exercisable only upon the achievement of certain performance milestones established by the Compensation Committee. As of June 30, 2007, the performance criteria had not been met and this award expired unvested.

(5)	This option was granted to Mr. Carlson when he joined us in July 2006 and vested and became exercisable in equal monthly installments over four years, subject to a six-month cliff. The option ceased vesting on March 31, 2008 following Mr. Carlson’s resignation.

(6)	These options have a seven-year term and vested and became exercisable in equal monthly installments over four years, subject to a six-month cliff. The option ceased vesting on July 1, 2007 following Dr. Carr’s retirement.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information, as of June 30, 2007, the end of the Company’s most recent fiscal year, regarding the Company’s 1993 Stock Option Plan, 2003 Equity Incentive Plan and 2003 Employee Stock Purchase Plan. The 1993 Stock Option Plan expired in October 2003, although certain options granted under that plan remained outstanding as of June 30, 2007. Share numbers and the weighted average exercise price shown below have been adjusted to give effect to the Company’s one-for-seven reverse stock split, which was implemented in November 2007. More current information regarding shares available for future grants under the 2003 Equity Incentive Plan is provided above.

	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	420,039	$21.75	113,026
Equity Compensation Plans Not Approved by Stockholders	0	—	—

Required vote

The affirmative vote of a majority of the shares present and entitled to vote at the special meeting will be required to approve the amendment. Abstentions will not be counted as having been voted for the proposal, and therefore will have the same effect as negative votes. Broker non-votes will be disregarded.

Recommendation of the Board

The Board recommends that stockholders vote “for” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the outstanding shares of each class of our equity securities as of March 31, 2008 by: (i) each director; (ii) our Chief Executive Officer and our four other most highly compensated officers as of June 30, 2007 and who are still serving as officers as of March 31, 2008 (the “Named Executive Officers”); (iii) all of our current executive officers and directors as a group; and (iv) each person or “group” of persons (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially 5% or more of the outstanding shares or voting power of our voting securities. The table is based upon information supplied by directors, nominees, officers and principal stockholders. Unless otherwise indicated, each of the listed persons has sole voting and sole investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Name and Address **	Shares of Common Stock Beneficially Held ‡	Shares Subject to Options and Warrants Exercisable within 60 days	Percentage of Common Stock ‡‡	Shares of Series A Preferred Stock Beneficially Held	Percentage of Series A Preferred Stock
Greater than 5% Stockholders
BVF, Inc. (1) 900 N. Michigan Avenue, Suite 1100 Chicago, IL 60611	5,238,754	—	19.5%	—	—

Highland Capital Partners (2) 13455 Noel Road Ste 1300 Dallas, TX 75240	4,951,154	—	18.4%	—	—

SF Capital Partners Ltd. (3) 3600 South Lake Drive St. Francis, WI 53235	3,723,754	—	13.8%	—	—

Great Point Partners, LLC (4) 2 Pickwick Plaza, Suite 450 Greenwich, CT 06830	1,792,561	217,391	7.5%	—	—

Millennium Technology Ventures (5) 350 Park Avenue, 10th Floor New York, NY 10022	1,909,090	—	7.1%	—	—

Officers and Directors
Abraham E. Cohen	134,199	12,635	*	—	—
Theodore L. Eliot, Jr.	13,823	11,206	*	—	—
William A. Fletcher	50,742	7,142	*	—	—
Paul E. Freiman (6)	118,013	103,627	*	—	—
F. Van Kasper	55,026	25,711	*	—	—
David E. Levy, M.D.	14,126	11,011	*	—	—
Abraham D. Sofaer	136,423	11,206	*	14,286	20.2%
John B. Stuppin (7)	174,625	12,855	*	14,286	20.2%
Karl G. Trass	7,135	5,301	*	—	—
Warren W. Wasiewski, M.D.	—	4,762	*	—	—
All current executive officers and directors as a group (ten persons)	704,112	198,314	*	28,572	40.4%

*	Less than one percent.

**	Unless otherwise indicated, the address of each beneficial owner is c/o Neurobiological Technologies, Inc., 2000 Powell Street, Suite 800, Emeryville, California 94608.

‡	Represents shares of Common Stock held as of March 31, 2008, plus shares of Common Stock that may be acquired upon conversion of shares of Series A preferred stock held as of such date and shares of Common Stock that may be acquired upon exercise of options and warrants exercisable within 60 days from March 31, 2008.

‡‡	Based on 26,913,167 shares of Common Stock and 70,566 shares of Series A preferred stock outstanding as of March 31, 2008. The percentage ownership and voting power for each person (or all directors and executive officers as a group), is calculated by assuming the conversion of all Preferred Stock and the exercise of all stock options and warrants exercisable within 60 days of March 31, 2008 held by such person.

(1)	Based on information contained in a Schedule 13G filed by Biotechnology Value Fund, L.P. ( “BVF”), Biotechnology Value Fund II, L.P. (“BVF2”), BVF Investments, L.L.C. (“Investments”), Investment 10, L.L.C. (“ILL10”), BVF Partners L.P. (“Partners”) and BVF Inc. (“BVF Inc.”). According to the Schedule 13G, (i) BVF beneficially owned 1,163,063 shares of common stock; (ii) BVF2 beneficially owned 791,156 shares of common stock; (iii) Investments beneficially owned 2,956,581 shares of common stock; and (iv) ILL10 beneficially owned 327,959 shares of common stock. Accordingly, beneficial ownership by Partners and BVF Inc. includes a total of 5,238,754 shares of common stock. Pursuant to the operating agreement of Investments, Partners is authorized, among other things, to invest the funds of Ziff Asset Management, L.P., the majority member of Investments, in shares of the common stock and to vote and exercise dispositive power over those shares of the common stock. Partners and BVF Inc. share voting and dispositive power over shares of the common stock beneficially owned by BVF, BVF2, Investments and those owned by ILL10, on whose behalf Partners acts as an investment manager and, accordingly, Partners and BVF Inc. have beneficial ownership of all of the shares of the common stock owned by such parties.

(2)	Based on information contained in a Schedule 13G filed jointly by Highland Capital Management, L.P. (“Highland Capital”), Strand Advisors, Inc. (“Strand”) and James Dondero (“Dondero”). Highland Capital principally serves as an investment adviser and/or manager to other persons; Highland Capital may be deemed to beneficially own shares owned and/or held by and/or for the account of and/or benefit of other persons. Strand serves as the general partner of Highland Capital; Strand may be deemed to beneficially own shares owned and/or held by and/or for the account of and/or benefit of Highland Capital. Dondero is the President and a director of Strand; Dondero may be deemed to beneficially own shares owned and/or held by and/or for the account of and/or benefit of Strand.

(3)	Based on information contained in a Schedule 13G filed jointly by Michael A. Roth and Brian J. Stark. The above holdings represent the combined indirect holdings of Messrs. Roth and Stark; all of the foregoing shares are held directly by SF Capital Partners Ltd. (“SF Capital”). Messrs. Roth and Stark direct the management of Stark Offshore Management LLC (“Stark Offshore”), which acts as the investment manager and has sole power to direct the management of SF Capital. As the Managing Members of Stark Offshore, Messrs. Roth and Stark possess voting and dispositive power over all of the foregoing shares. Therefore, for the purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, Messrs. Roth and Stark may be deemed to be the beneficial owners of, but hereby disclaim such beneficial ownership of, the foregoing shares. The Common Stock reported in this Schedule 13G does not include 87,391 shares of Common Stock issuable upon the exercise of warrants held by Messrs. Roth and Stark. Such warrants held are subject to exercise caps that preclude the holder thereof from utilizing its exercise rights to the extent that it would beneficially own (determined in accordance with Section 13(d) of the Exchange Act) in excess of 4.99% or 9.99% of the Common Stock, giving effect to such exercise.

(4)

Based on information contained in a Schedule 13G filed by Dr. Jeffrey R. Jay, M.D. (“Dr. Jay”), Mr. David Kroin (“Mr. Kroin”) and Great Point Partners, LLC (“Great Point”). Biomedical Value Fund, L.P. (“BMVF”) is the direct beneficial owner of 1,085,371 shares (the “BMVF Shares”), consisting of 967,980 shares of Common Stock and warrants to purchase 117,391 shares of Common Stock. Great Point is the investment manager of BMVF, and by virtue of such status may be deemed to be the beneficial owner of the BMVF Shares. Each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the BMVF Shares, and therefore may be deemed to be the beneficial owner of the BMVF Shares. Biomedical Offshore Value Fund, Ltd. (“BOVF”) is the direct beneficial owner of 924,581 shares (the “BOVF Shares”), consisting of 824,581 shares of Common Stock and warrants to purchase 100,000 shares of Common Stock. Great Point is the investment manager of BOVF, and by virtue of such status may be deemed to be the beneficial owner of the BOVF Shares. Each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the BOVF Shares, and therefore may be deemed to be the beneficial owner of the BOVF Shares. Notwithstanding the above, Great Point, Dr. Jay and Mr. Kroin disclaim beneficial ownership of the BMVF Shares and the BOVF Shares, except to the extent of their respective pecuniary interests.

(5)	Based on information contained in a Schedule 13G filed jointly by Samuel L. Schwerin and Daniel Burstein. Mr. Schwerin and Mr. Burstein have shared control of the entity indirectly controlling each of Millennium Technology Value Partners (RCM), L.P., a Delaware limited partnership (“Millennium RCM LP”) and Millennium Technology Value Partners, L.P., a Delaware limited partnership (“Millennium LP”). Therefore, each of Mr. Schwerin and Mr. Burstein have shared dispositive and voting power with respect to, and are the beneficial owners of, an aggregate of 1,818,181 shares of Company common stock, including 914,923 shares of common stock owned directly by Millennium RCM LP and 903,258 shares of common stock owned directly by Millennium LP. In addition, Mr. Schwerin is the direct beneficial owner of 90,909 shares of Company common stock, for which he has sole dispositive and voting power.

(6)	Includes 14,385 shares of Common Stock jointly held by Mr. Freiman and his spouse, of which Mr. Freiman may be deemed to be the beneficial owner.

(7)	Includes (i) 103,668 shares of Common Stock held in trust by Mr. Stuppin and his spouse and 214 shares of Common Stock held in Mr. Stuppin’s individual retirement account, of which Mr. Stuppin may be deemed to be the beneficial owner and (ii) 14,285 shares of Common Stock held in trust by Mr. Stuppin and his spouse, of which Mr. Stuppin may be deemed to be the beneficial owner.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid in fiscal 2007 to each of the executive officers identified below in the Summary Compensation Table, who are referred to collectively as our “named executive officers.” The Compensation Committee assists our Board of Directors in the discharge of its responsibilities regarding compensation of our executives, including the named executive officers. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the corporate goals and objectives relevant to executive compensation and executives’ performance in light of such goals and objectives, and recommends the executives’ compensation levels to the Compensation Committee based on such evaluations. The Compensation Committee, after considering the recommendations of the Chief Executive Officer, then makes recommendations to our Board of Directors for final approval.

Compensation Philosophy and Objectives

Our compensation program is designed to attract, inspire, motivate and reward executives responsible for attaining the financial and strategic objectives essential to our long-term success and growth in stockholder value. The key objectives of the compensation program are to:

•	attract and retain executives who are talented, qualified and capable of achieving our business objectives;

•	inspire and motivate executives to achieve operating goals through an emphasis on performance-based compensation;

•	provide a strong, direct link between our financial and strategic goals and executive compensation;

•	align the interests of our executives and stockholders; and

•	fairly reward executives for their efforts.

The Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in the biopharmaceutical industry, while taking into account our relative performance and our own strategic goals. We strive to provide a total compensation package to senior management that is competitive in the marketplace, recognizes individual performance and provides opportunities to earn rewards based on achievement of short-term and long-term corporate objectives.

In the biopharmaceutical industry, many traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. Because of our current stage of development, we have not used profitability or short-term market value of our stock as a significant factor in review of executives’ performance and setting compensation. As such, we evaluate other indications of performance, such as progress of our drug development programs and corporate development activities, our success in recruiting and retaining highly qualified personnel and our success in securing capital sufficient to enable us to continue drug development activities. These considerations necessarily involve an assessment by the Compensation Committee of both individual and corporate performance.

The primary elements of our executive compensation program are (i) base compensation or salary, (ii) annual cash bonuses and (iii) equity-based awards granted pursuant to our Amended and Restated 2003 Equity Incentive Plan. In addition, we provide our executive officers a variety of benefits that are available generally to all salaried employees, including participation in our 2003 Employee Stock Purchase Plan. We view these components as related but distinct. The Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with recruiting and retention goals, its view of internal equity and consistency, and individual performance. We believe that, as is common in the biotechnology and pharmaceutical industries, stock-based awards, salary and cash bonuses are all necessary to attract and retain qualified employees. We have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and short-term compensation, or between cash and non-cash compensation.

Competitive Market; Benchmarking

While we do not believe that it is appropriate to establish compensation levels based solely on benchmarking, we believe that information regarding pay practices at other companies is nevertheless useful in two respects. First, we recognize that compensation practices must be competitive in the marketplace. Second, independent marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation. Accordingly, although our Compensation Committee has not retained a compensation consultant to review our policies and procedures with respect to executive compensation, the committee conducts an annual benchmark review of the base salaries of our executive officers. This review is based on the Radford Global Life Sciences Survey, an independent third-party survey of executive compensation of life sciences companies, in which we participate. The Compensation Committee benchmarks the base salaries of our executive officers against the median current compensation paid by more than 500 public or private pharmaceutical, biotechnology and medical device companies of all sizes located throughout the United States and in California. For fiscal 2008, the Compensation Committee expects to use Equilar, a service that provides online access to all public company SEC filings, as an additional resource in its annual benchmark review. Equilar allows users to benchmark according to user-customized peer groups defined by industry, location, size and other parameters.

Additionally, the Compensation Committee conducts an annual benchmark review of the benefits of our executive officers, based on the Radford Benefits Survey. This survey provides data on cost of benefits, health and welfare plans, flexible benefits, retirement plans, paid time off, HR practices, relocation practices and other benefits.

At each of its September 2005 and 2006 meetings, our Compensation Committee decided to set executive officers’ salaries at a level that was at or near the 50th percentile of salaries of executives with similar roles at comparable companies participating in the relevant Radford Global Life Sciences Survey. Our Compensation Committee believes that the 50th percentile for base salaries is the minimum cash compensation level that would allow us to attract and retain talented officers. The Compensation Committee’s choice of this percentile reflected consideration of our stockholders’ interests in paying what was necessary, but not significantly more than necessary, to achieve our corporate goals, while conserving cash and equity as much as practicable. We believe that, given the industry in which we operate and the corporate culture that we have created, base compensation at the 50th percentile is generally sufficient to retain our current executive officers and to hire new executive officers when and as required. Salaries for all employees, including the executive officers, are reviewed and approved effective September 1 each year. Executive officer salaries are reviewed and approved by our Board of Directors after taking into consideration the recommendations of the Compensation Committee.

Cash Compensation Elements

Base Salary. We seek to provide our executive officers with competitive annual base salaries in order to attract and retain talented individuals. The base salary component of our executive officer compensation program is not designed to incentivize our near-term performance (as performance-based cash bonuses are designed to do), but rather to provide the baseline level of compensation to executive officers. In most cases, the base salary component will represent the largest annual form of compensation to executive officers, although we have no formal policy regarding the allocation between base salary and other forms of compensation. In making decisions regarding base salary levels, the Compensation Committee will consider and evaluate the total compensation package, including possible performance-based cash bonuses and periodic equity awards, received or to be received by a particular executive officer, and seek to ensure that the executive officer’s total compensation package is fair, reasonable and competitive. In determining appropriate salary levels for a given executive officer, the Compensation Committee considers the following factors:

•	individual performance of the executive, as well as our overall performance, during the prior year;

•	level of responsibility;

•	breadth, scope and complexity of the position;

•	internal review of the executive’s compensation relative to other executives to ensure internal equity; and

•	executive officer compensation levels at other similar companies to ensure competitive compensation.

Salaries for executive officers are determined on an individual basis at the time of hire and are set to be competitive with comparable businesses in our industry. Adjustments to base salary are considered annually in light of each officer’s performance, our performance and compensation levels at other companies within our industry, as well as upon promotion or other change in job responsibilities. The Chief Executive Officer assists the Compensation Committee in its annual review of the base salaries of other executive officers based on the foregoing criteria.

The base salaries actually paid to each of the named executive officers in fiscal 2007 is set forth below in the Summary Compensation Table.

Cash Bonus. We also provide executive officers with discretionary annual cash bonuses, which are specifically designed to reward executives for our overall performance as well as their individual performance in a given year. The Compensation Committee considers the performance of the officer, as well as our performance, for the preceding fiscal year in deciding whether to award a discretionary bonus and, if one is to be awarded, the size of the bonus. All cash bonuses are awarded retrospectively. We have no formal policy regarding the payment of discretionary cash bonuses, and such bonuses are only paid if and when the Compensation Committee or the Board deems appropriate based upon the circumstances. Such cash bonuses are not tied to the achievement of any specific predetermined performance goals, but are based on an executive officer’s overall performance during a given period of time.

Upon completion of fiscal 2007, the Compensation Committee assessed our performance against the achievement of corporate performance goals. The Compensation Committee then assessed our Chief Executive Officer’s individual accomplishments as well as the individual accomplishments of each executive as recommended by the Chief Executive Officer. On November 26, 2007, the Compensation Committee approved the following annual cash bonus awards for individual and our overall performance during fiscal 2007.

Name	Bonus for Fiscal 2007
Paul E. Freiman	$150,000
Craig W. Carlson	43,000
Karl G. Trass	42,000
David E. Levy, M.D.	25,000
Lisa U. Carr, M.D., Ph.D.	0	(1)

(1)	Dr. Carr resigned effective June 30, 2007 and did not receive a bonus for fiscal 2007.

In certain cases, the Compensation Committee has awarded retention bonuses, which are generally paid only if the executive remains employed with us for a stated minimum period of time. No retention bonuses were paid by us in fiscal 2007.

Equity Awards

Stock Options and Restricted Stock. As an additional component of our compensation program, executive officers are eligible to receive equity compensation in the form of stock options or restricted stock awards. The Compensation Committee grants stock options to executive officers to aid in their retention, to motivate them to assist with the achievement of corporate objectives and to align their interests with those of our stockholders by creating a return tied to the performance of our stock price. In determining the timing and size of stock option grants, the Compensation Committee considers the contributions and responsibilities of each executive, appropriate incentives for the promotion of our long-term growth, grants made to other executives in the industry holding comparable positions, our performance relative to corporate objectives, and recent growth or decline in stockholder value.

Under the terms of the Plan, pursuant to which all new equity grants are currently made, the exercise price of any stock options awarded under the Plan must be equal to 100% of the fair market value of our common stock (the closing sales price on the NASDAQ Capital Market) on the date of grant. We do not have any program, plan or obligation that requires us to grant equity awards on specified dates, although we usually make annual grants to existing officers and employees during the first quarter of each fiscal year and to new hires upon commencement of their employment, nor do we have in place any program, plan or practice to time stock option grants to our executive officers in coordination with the release of material nonpublic information. Stock option grants may occasionally be considered following a significant change in job responsibilities or to meet other special retention or performance objectives. No such grants were made during fiscal 2007. Authority to make equity grants to non-executive employees rests with the Compensation Committee. With respect to executive officers, recommendations for equity grants are made by our Chief Executive Officer to the Compensation Committee, which in turn makes recommendations to the Board for final approval. The Compensation Committee considers recommendations of the Chief Executive Officer in all such decisions, except for compensation of the Chief Executive Officer.

We believe that periodic equity awards serve as useful performance recognition mechanisms with respect to key employees, as most awards are subject to time-based vesting provisions. Effective September 2006, our typical stock option awards to executive officers (including the named executive officers) are being granted with a term of seven years and vest and become exercisable over a period of four years. Occasionally the granting or vesting of a stock award may be made contingent on achievement of certain specific performance conditions. We believe that such periodic equity awards encourage executive officers to remain with us and also focus on our long-term performance.

The value of the shares subject to the fiscal 2007 option grants to executive officers is reflected in the Summary Compensation Table below and further information about these grants is reflected in the Grants of Plan-Based Awards table below.

Our Amended and Restated 2003 Equity Incentive Plan also permits the award of restricted stock. No restricted stock awards were granted to officers in fiscal 2007.

Employee Stock Purchase Plan. Our 2003 Employee Stock Purchase Plan, or the Purchase Plan, provides eligible employees, including executive officers, with the opportunity to purchase common stock at a discount through payroll deductions during defined six-month accumulation periods. The price at which the stock is purchased is equal to the lower of 85% of the fair value of the stock on the last trading day before the commencement of the applicable offering period or 85% of the fair value of the common stock on the last trading day of the accumulation period. Participating employees may end their participation at any time during an offering period, and they will be paid their payroll deductions accumulated to that date. Participation ends automatically upon termination of employment and payroll deductions credited to the participating employee’s account are returned to such employee without interest. In fiscal 2007, Mr. Trass purchased 262 shares at a purchase price of $12.25 per share and 198 shares at a purchase price of $10.57 per share under the Purchase Plan. The other named executive officers did not purchase shares under the Purchase Plan in fiscal 2007.

Other Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Our retirement savings plan (401(k) Plan) is a tax-qualified retirement savings plan, pursuant to which all employees, including the named executive officers, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. In fiscal 2007, we contributed $500 to the 401(k) accounts of each of the named executive officers, except Mr. Freiman.

Additionally, we have agreed to pay a $10,000 annual reimbursement for a portion of Dr. Levy’s professional insurance fees. We also maintain a furnished apartment in Edgewater, New Jersey for Dr. Wasiewski, our Vice President, Clinical Programs. The total value to Dr. Wasiewski of this perquisite was $11,636 in fiscal 2007.

Change-in-Control Arrangements

Our 1993 Stock Plan contains, and certain option awards granted thereunder contain, provisions regarding the accelerated vesting of options in the event of a change in control. Our Amended and Restated 2003 Equity Incentive Plan provides that the time-based (but not performance-based) vesting of all outstanding equity awards will fully accelerate in the event of a “change in control,” which term is defined below under the heading “Potential Payments Upon Termination or Change in Control.”

Information regarding the potential value of these payments is provided below for the named executive officers under the heading “Potential Payments Upon Termination or Change in Control.”

Compensation of Our Named Executive Officers

Mr. Freiman, our Chief Executive Officer, is compensated with a base salary and, depending on performance and our financial condition, an annual cash bonus and/or stock option award. After conducting its annual review in November 2007, in which it considered individual and our overall performance in fiscal 2007, the progress of the Company’s clinical trials for Viprinex, the Company’s results of operations for fiscal 2007, the stockholder dilution that resulted following the completion of the Company’s underwritten follow-on stock offering in November 2007, the key business objectives for fiscal 2008, the market data presented by management based on the Radford Global Life Sciences Survey and internal benchmarking against other pharmaceutical, biotechnology and medical device companies both across the United States and in California, the Compensation Committee kept Mr. Freiman’s base salary at $400,000 and approved a $150,000 bonus to Mr. Freiman for fiscal 2007. In November 2007, the Compensation Committee approved, subject to stockholder approval, an option under the Plan, for the purchase of 500,000 shares of common stock at an exercise price equal to the closing stock price on the date of grant. The option vests and becomes exercisable in equal monthly installments over four years, subject to a six-month cliff.

Mr. Carlson, our former Chief Financial Officer, was compensated with a base salary and, depending on performance and our financial condition, an annual cash bonus award in an amount up to 25% of his then current annual base salary, as well as an annual grant of an equity award. Mr. Carlson’s annual base salary was set at $250,000 and remained unchanged from that announced when he joined us in July 2006 through his resignation effective March 31, 2008. In November 2007, the Compensation Committee approved a $43,000 bonus to Mr. Carlson for fiscal 2007. Mr. Carlson did not receive any options to purchase the Company’s shares for fiscal 2007.

Dr. Levy, our Vice President, Clinical Development, and Mr. Trass, our Vice President, Regulatory Affairs & Quality Assurance, are each compensated with a base salary and, depending on performance and our financial condition, an annual cash bonus and/or stock option award. After conducting its annual review in

November 2007, the Compensation Committee approved an increase to Mr. Trass’s base salary from $210,000 to $220,500, effective as of November 1, 2007. Dr. Levy’s base salary was kept at $256,250. The Compensation Committee approved bonuses to Mr. Trass and Dr. Levy in the amounts of $42,000 and $25,000, respectively. In November 2007, the Compensation Committee approved, subject to stockholder approval, the award of an option to purchase 125,000 shares of the Company’s common stock under the Plan to both Mr. Trass and Dr. Levy. Both options may be exercised at a price equal to the closing stock price on the date of grant and vest and become exercisable in equal monthly installments over four years, subject to a six-month cliff.

Dr. Carr, our former Senior Vice President and former Chief Medical Officer, was compensated in fiscal 2007 with a base salary and stock option award. Dr. Carr’s base salary for fiscal 2007 was $281,875. Due to her resignation, effective June 30, 2007, Dr. Carr did not receive either a bonus or an option grant for fiscal 2007.

Warren W. Wasiewski, M.D. was an executive officer in fiscal 2007, but did not meet the compensation levels to be considered a Named Executive Officer for executive compensation disclosure purposes in this proxy statement. Nevertheless, following Dr. Carr’s resignation as Chief Medical Officer, the Board elected Dr. Wasiewski to the position of Chief Medical Officer, effective November 26, 2007. In connection with this promotion, Dr. Wasiewski’s annual base salary was increased from $275,000 to $305,000. The Compensation Committee also approved a bonus to Dr. Wasiewski in the amount of $70,000 and, subject to stockholder approval, approved granting Dr. Wasiewski an option to purchase 250,000 shares of the Company’s common stock at an exercise price equal to the closing stock price on the date of grant. The option will vest and become exercisable in equal monthly installments over four years, subject to a six-month cliff.

The base salary increases for fiscal 2008, as approved by the Compensation Committee on November 26, 2007, effective November 1, 2007, are set forth below for each of our named executive officers.

Name	2007 Base Salary	2008 Base Salary		Increase
Paul E. Freiman.	$400,000	$400,000		0.0%
Craig W. Carlson	250,000	250,000		0.0
David E. Levy, M.D.	256,250	256,250		0.0
Lisa U. Carr, M.D., Ph.D.	275,000	—	(1)	—
Karl G. Trass	210,000	220,500		5.0

(1)	Dr. Carr resigned effective June 30, 2007.

Tax and Accounting Considerations

Deductibility of Executive Compensation. In making compensation decisions affecting our executive officers, the Compensation Committee considers our ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the Compensation Committee considers the requirements and impact of Section 162(m) of the Internal Revenue Code, which limits the tax deductibility to us of compensation in excess of $1.0 million in any year for certain executive officers, except for qualified “performance-based compensation” under the Section 162(m) rules. The Compensation Committee considers the Section 162(m) rules as a factor in determining compensation, but will not necessarily limit compensation to amounts deductible under Section 162(m). No covered executive’s compensation exceeded $1.0 million for fiscal 2007.

Accounting for Stock-Based Compensation. Effective July 1, 2005, we adopted the fair value recognition provisions of SFAS No. 123(R) to account for all stock grants under all of our stock plans. Under SFAS No. 123(R), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Although we assessed the desirability of granting shares of restricted stock to our executive officers and employees in lieu of stock option grants in light of the accounting impact of SFAS No. 123(R), we ultimately determined to retain our stock option program as the main component of our long- term compensation program as that program helps to align management performance with stockholder goals. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Role of Executives in Determining Compensation

Our Compensation Committee reviews the performance and compensation of our Chief Executive Officer on an annual basis and establishes our Chief Executive Officer’s compensation level. Our Chief Executive Officer is not present for these discussions related to his compensation. For the remaining executives, the Chief Executive Officer makes recommendations to the Compensation Committee based upon individual experience and breadth of knowledge, internal considerations, and other subjective factors that the committee takes into account when determining executive compensation.

Allocation of Compensation

There is no pre-established policy or target for the allocation of compensation. The factors described above, as well as the overall compensation philosophy, is reviewed to determine the appropriate level and mix of compensation. Historically, and in fiscal 2007, the largest portion of compensation to named executive officers was granted in the form of base salary.

Timing of Compensation

As discussed elsewhere, compensation, including salary base adjustments, for our named executive officers is reviewed annually, usually in the first quarter of the fiscal year.

Minimum Stock Ownership Requirements

There are no minimum stock ownership guidelines for our executives or employees.

Conclusion

Our compensation policies are designed and are continually being developed to retain and motivate our executive officers and to reward them for outstanding individual and corporate performance.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during fiscal 2007, an officer or employee of the Company, nor was any member of the Compensation Committee formerly one of our officers. None of our executive officers served (i) as a member of the compensation committee (or board of directors serving the compensation function) of another entity, one of whose executive officers served on the compensation committee or (ii) as a member of the compensation committee (or board of directors serving the compensation function) of another entity, one of whose executive officers served on our Board of Directors.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Abraham Cohen, Chairman
Theodore L. Eliot, Jr.
Abraham D. Sofaer

Summary Compensation Table

The following table summarizes compensation paid, awarded or earned for services rendered during fiscal 2007 by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers whose salary and bonus for fiscal 2007 exceeded $100,000. We refer to these five executive officers as our named executive officers.

Name and Principal Position(s)	Fiscal Year	Salary		Bonus	Option Awards (1)	All Other Compensation (2)	Total
Paul E. Freiman	2007	$395,833		$150,000	$291,593	$7,909	$845,335
President, Chief Executive Officer and Director

Craig W. Carlson (3)	2007	219,712		43,000	286,400	20,082	569,194
Vice President, Finance and Chief Financial Officer

David E. Levy, M.D.	2007	255,208		25,000	18,154	44,532	342,894
Vice President, Clinical Development

Lisa U. Carr, M.D., Ph.D. (3)	2007	164,539	(4)	0	18,154	17,282	199,975
Former Senior Vice President, Former Chief Medical Officer

Karl G. Trass	2007	207,500		42,000	36,308	9,028	294,836
Vice President, Regulatory Affairs & Quality Assurance

(1)	The value of the option awards has been computed in accordance with SFAS No. 123(R), which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period, excluding forfeiture assumptions.

(2)	“All Other Compensation” for Mr. Freiman consists of $7,909 in dental, vision, disability and life insurance premiums paid by us. “All Other Compensation” for Mr. Carlson consists of $500 in matching contributions made by us under our 401(k) Plan, and $19,582 in health, dental, vision, disability and life insurance premiums paid by us. “All Other Compensation” for Dr. Levy consists of $500 in matching contributions made by us under our 401(k) Plan, $34,032 in health, dental, vision, disability and life insurance premiums paid by us, and a $10,000 reimbursement for a portion of his professional insurance fees. “All Other Compensation” for Dr. Carr consists of $500 in matching contributions made by us under our 401(k) Plan, and $16,782 in health, dental, vision, disability and life insurance premiums paid by us. “All Other Compensation” for Mr. Trass consists of $500 in matching contributions made by us under our 401(k) Plan, and $8,528 in health, dental, vision, disability and life insurance premiums paid by us.

(3)	Mr. Carlson resigned as our Vice President, Financial and Chief Financial Officer as of March 31, 2008.

(4)	Dr. Carr retired as our Senior Vice President and Chief Medical Officer as of June 30, 2007. In connection with her retirement, we entered into a consulting agreement with Dr. Carr, pursuant to which Dr. Carr will continue to provide services to us related to cardiovascular and medical issues for a period of 18 months from July 1, 2007. For these services, we will compensate Dr. Carr in the amount of $250.00 per hour, with total payments not to exceed $48,000 during the term of the agreement.

(5)	Dr. Carr was on a part-time schedule during fiscal 2007 and was paid 60% of her base salary.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to the named executive officers during fiscal 2007.

Name	Grant Date	Option Awards: Number of Securities Underlying Options (#) (1)		Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($) (2)
Paul E. Freiman	9/19/06	10,714	(3)	$17.57	$136,155
	9/19/06	10,714	(4)	17.57	155,438
Craig W. Carlson	7/31/06	17,857	(5)	18.90	286,400
David E. Levy, M.D.	9/19/06	1,428	(6)	17.57	18,154
Lisa U. Carr, M.D., Ph.D.	9/19/06	1,428	(6)	17.57	18,154
Karl G. Trass	9/19/06	2,857	(6)	17.57	36,308

(1)	The amounts listed reflect stock options granted under our Amended and Restated 2003 Equity Incentive Plan and are described in the Outstanding Equity Awards at Fiscal Year-End Table below.

(2)	The grant date fair value of the stock and option awards has been computed in accordance with SFAS No. 123(R), which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period, excluding forfeiture assumptions.

(3)	This option has a seven-year term and vests and becomes exercisable in equal monthly installments over four years, subject to a six-month cliff.

(4)	This option had a seven-year term and was to vest and become exercisable only upon the achievement of certain performance milestones established by the Compensation Committee. As of June 30, 2007, the performance criteria had not been met and this award expired unvested.

(5)	This option was granted to Mr. Carlson when he joined us in July 2006 and vests and becomes exercisable in equal monthly installments over four years, subject to a six-month cliff. The option ceased vesting on March 31, 2008 following Mr. Carlson’s resignation.

(6)	These options have a seven-year term and vest and become exercisable in equal monthly installments over four years, subject to a six-month cliff.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding outstanding equity awards at June 30, 2007 for our named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Paul E. Freiman	5,312		4,553	(1)	$26.95	9/22/15
	—		2,276	(2)	26.95	9/22/15
	5,736		1,299	(2)	27.79	9/23/14
	8,995		5,397	(2)	27.79	9/23/14
	2,008		8,706	(3)	17.57	9/19/13
	10,714	(4)	—		43.33	5/18/10
	21,428	(5)	—		5.60	12/02/09
	7,142	(6)	—		4.41	3/17/09
	21,428	(7)	—		4.90	9/22/08
	12,857	(8)	—		3.92	2/04/08
	14,285	(9)	—		24.50	8/19/07

Craig W. Carlson	4,092		13,765	(2)	18.90	7/31/16

David E. Levy, M.D.	6,383	(10)	2,901		26.95	9/22/15
	1,250		1,607	(2)	26.95	9/22/15
	267		1,160	(3)	17.57	9/19/13

Lisa U. Carr, M.D., Ph.D.	1,250		1,607	(2)	26.95	9/22/15
	3,928		1,785	(2)	27.79	9/23/14
	267		1,160	(3)	17.57	9/19/13
	4,871	(11)	—		21.35	6/05/12
	2,271	(12)	—		21.35	6/05/12
	5,714	(13)	—		18.13	5/16/11
	5,714	(14)	—		43.33	5/18/10

Karl G. Trass	1,583		1,131	(15)	29.89	2/09/15
	1,250		1,607	(2)	26.95	9/22/15
	535		2,321	(3)	17.57	9/19/13

(1)	This option vests monthly in equal installments, subject to a six-month cliff, and becomes fully exercisable on December 22, 2008.

(2)	All unvested shares underlying these options vest monthly in equal installments over the first four years of the ten-year option term, subject to a six-month cliff.

(3)	All unvested shares underlying these options vest monthly in equal installments over the first four years of the seven-year option term, subject to a six-month cliff.

(4)	This option vested and became fully exercisable on May 18, 2004.

(5)	This option vested and became fully exercisable on December 3, 2004.

(6)	This option vested and became fully exercisable on March 18, 1999.

(7)	This option vested and became fully exercisable on September 23, 2003.

(8)	This option vested and became fully exercisable on February 5, 2003.

(9)	This option vested and became fully exercisable on August 20, 2002. This option expired on August 19, 2007.

(10)	This option vested and became exercisable with respect to 25% of the total number of underlying shares on September 1, 2005 and vests and becomes fully exercisable with respect to the remaining underlying shares in equal monthly installments over three years thereafter.

(11)	This option vested and became fully exercisable on June 6, 2006.

(12)	This option vested and became fully exercisable on December 6, 2003.

(13)	This option vested and became fully exercisable on May 17, 2005.

(14)	This option vested and became fully exercisable on May 18, 2004.

(15)	This option vests monthly in equal installments over the first four years of the ten-year option term.

Option Exercises

The following table sets forth information regarding options exercised by our named executive officers during fiscal 2007. Our named executive officers did not hold any shares of restricted stock or similar stock awards that vested during fiscal 2007.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Paul E. Freiman	20,714	$122,723
Craig W. Carlson	—	—
David E. Levy, M.D.	—	—
Lisa U. Carr, M.D., Ph.D.	—	—
Karl G. Trass	—	—

Pension Benefits

We do not have a defined benefit plan. Our named executive officers did not participate in, or otherwise receive any special benefits under, any pension or retirement plan sponsored by us during fiscal 2007.

Nonqualified Deferred Compensation

During fiscal 2007, our named executive officers did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments upon Termination or Change in Control

There are no severance or change in control agreements in place for any of our named executive officers. However, our 1993 Stock Plan contains, and certain option awards granted thereunder contain, provisions regarding the accelerated vesting of options in the event of a change in control. Our Amended and Restated 2003 Equity Incentive Plan also provides that the time-based (but not performance-based) vesting of all outstanding equity awards will fully accelerate in the event of a “change in control,” which is defined under the plan as (A) any merger, consolidation or other transaction to which we or an affiliate are a party and in which our beneficial stockholders, immediately before the transaction, beneficially own securities representing 50% or less of our total combined voting power or value immediately after the transaction or (B) any other transaction or corporate event deemed by the Board to constitute a change in control including, but not limited to, (i) a transaction or series of transactions in which any person or entity, including a “group” as contemplated by

Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of our total combined voting power or value, or (ii) as a result of or in connection with a contested election of our directors, the persons who were our directors immediately before the election cease to constitute a majority of the Board.

Assuming that a change in control occurred as of the end of fiscal 2007, and based on our closing stock price on the last day of trading that year ($12.46), the named executive officers would have received no change in control benefits because the exercise prices of then outstanding options was higher than the closing price of our stock.

401(k) Plan

We have established and maintain a retirement savings plan under section 401(k) of the Internal Revenue Code to cover our eligible employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to a 401(k) plan. Our 401(k) plan is qualified under Section 401(a) of the Internal Revenue Code and its associated trust is exempt from all federal and state tax, except Medicare. Our 401(k) plan permits us to make matching contributions on behalf of eligible employees, and we currently make these matching contributions up to a maximum amount of $500 per year.

Director Compensation

The Company pays the following quarterly cash retainer fees to each non-employee director in lieu of fees based on meeting attendance:

Chairman of the Board	$10,000 per quarter
Chairman of the Audit Committee	$ 8,750 per quarter
All other non-employee directors	$ 7,500 per quarter

Each non-employee director receives annually an option to acquire 1,428 shares of the Company’s common stock upon re-election at the annual meeting of stockholders, with the exercise price equal to 100% of the fair market value of the Company’s common stock, as reflected by the closing price of our stock on the grant date. The options vest and become fully exercisable upon the earlier of (i) the first anniversary of the grant date, provided that the optionee is a director at such time, and (ii) a change in control, as defined in the Amended and Restated 2003 Equity Incentive Plan. In December 2006, each of the Company’s non-employee directors, with the exception of Mr. Fletcher, who did not join the Board until February 2007, received a grant of options to purchase 1,428 shares of the Company’s common stock at an exercise price of $14.49 per share.

Additionally, the Company has historically made larger initial grants to new directors when they join the Board. Since fiscal 2005, the Company has granted newly appointed directors a one-time stock option for 7,142 shares, which vests over one year from the date of grant and has an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Each of Dr. Cape and Mr. Fletcher received such an award when he joined the Company in November 2004 and February 2007, respectively.

In December 2006, Mr. Kasper was also awarded an option under the Company’s Amended and Restated 2003 Equity Incentive Plan to purchase 7,142 shares of the Company’s common stock at $14.49 per share in consideration of his services as Chairman of the Audit Committee, in particular in overseeing the change in the Company’s independent auditors and the restatement of the Company’s financial statements. The option has a term of 10 years and will vest and become fully exercisable on December 31, 2007.

The Company has also agreed to reimburse its Chairman of the Board, Mr. Cohen, for his out-of-pocket expenses in connection with each Board meeting attended. However, Mr. Cohen did not submit any requests for reimbursement for fiscal 2007.

The following table shows for fiscal 2007 certain information with respect to the compensation of all of the Company’s non-employee directors.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Abraham E. Cohen (2)	$40,000	$15,429	$55,429
Enoch Callaway, M.D. (3)	30,000	15,429	45,429
Ronald E. Cape, Ph.D. (4)	30,000	15,429	45,429
Theodore L. Eliot, Jr. (5)	30,000	15,429	45,429
William A. Fletcher (6)	15,000	101,870	116,870
F. Van Kasper (7)	35,000	92,574	127,574
Abraham D. Sofaer (8)	30,000	15,429	45,429
John B. Stuppin (9)	30,000	15,429	45,429

(1)	The value of the option awards has been computed in accordance with SFAS No. 123(R), which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period, excluding forfeiture assumptions.

(2)	Mr. Cohen had 23,500 shares underlying outstanding option awards as of June 30, 2007.

(3)	Dr. Callaway had 13,500 shares underlying outstanding option awards as of June 30, 2007.

(4)	Dr. Cape had 11,857 shares underlying outstanding option awards as of June 30, 2007.

(5)	Mr. Eliot had 13,500 shares underlying outstanding option awards as of June 30, 2007.

(6)	Mr. Fletcher joined the Board in February 2007 and received a one-time stock option grant of 7,142 shares of common stock. He had no other options outstanding as of June 30, 2007.

(7)	Mr. Van Kasper was awarded an option to purchase 7,142 shares of common stock in December 2006, in consideration of his services as Chairman of the Audit Committee. He had 25,714 shares underlying outstanding option awards as of June 30, 2007.

(8)	Mr. Sofaer had 13,500 shares underlying outstanding option awards as of June 30, 2007.

(9)	Mr. Stuppin had 15,571 shares underlying outstanding option awards as of June 30, 2007.

EFFECTS OF THE APPROVAL OF THE AMENDMENT TO THE PLAN

UPON DIRECTORS AND OFFICERS

If the amendment to the Plan is approved, the number of shares authorized for issuance under the Plan will be increased by 3,200,000. Upon obtaining stockholder approval, the Board expects to grant equity awards to executive officers pursuant to the Plan as follows:

Name and Position	Shares Underlying Options
Paul E. Freiman, Chief Executive Officer	500,000
Warren Wasiewski, M.D., Chief Medical Officer	250,000
Karl G. Trass, Vice President, Regulatory Affairs & Quality Assurance	125,000
David E. Levy, M.D., Vice President, Clinical Development	125,000

All of the options the Board expects to grant to all executive officers will have an exercise price equal to the closing stock price on the date of grant, as quoted on the NASDAQ Capital Market, and will vest over four years, with one-eighth of the underlying shares vesting six months from the date of grant and then vesting ratably on a monthly basis over the next 42 months.

Upon obtaining stockholder approval of the amendment to the Plan, the Board also expects to make the following one-time stock option grants to non-employee directors, in addition to an automatic option grant for 15,000 shares at each annual meeting of stockholders (beginning with the 2008 annual meeting):

Board Position	Shares Underlying Options
Chairman of the Board	75,000
Chairman of Audit Committee	65,000
Other non-employee directors	50,000

These options will have an exercise price equal to the closing stock price on the date of grant, as quoted on the NASDAQ Capital Market, and would be vested with respect to one-half of the underlying shares on the grant date and then vest with respect to 25% of the underlying shares on each of the first and second anniversaries of the grant date.

RELATED-PARTY TRANSACTIONS

We are not a party to any transactions between us and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of 5% or more of our outstanding capital stock, and members of their immediate families.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the 2008 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is June 25, 2008.

Additionally, stockholders who intend to present a stockholder proposal at any annual meeting of stockholders must provide the Secretary of the Company with written notice of the proposal between 60 and 120 days prior to the date of that meeting; provided, however, that if the Company provides less than 70 days’ notice or public disclosure of the date of such meeting, notice of the proposed stockholder action must be received no later than the close of business on the 10th day following such notice or disclosure. Notice must be tendered in the proper form prescribed by the Company’s bylaws.

Proposals not meeting the requirements set forth in our bylaws will not be entertained at the meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to bring any other business before the Special Meeting, and so far as is known to the Board, no other matters will be presented to the stockholders for consideration at the Special Meeting. If, however, any other matter is properly presented at the Special Meeting, it is intended that proxies in the form enclosed with this Proxy Statement will be voted on such matter in accordance with the judgment of the person or persons voting such proxies, unless the proxy otherwise provides.

ANNEX A

AMENDED AND RESTATED

2003 EQUITY INCENTIVE PLAN

OF

NEUROBIOLOGICAL TECHNOLOGIES, INC.

1.	Purpose of this Plan

The purpose of this 2003 Equity Incentive Plan of Neurobiological Technologies, Inc. is to enhance the long-term stockholder value of the Company by offering opportunities to eligible individuals to participate in the growth in value of the Company’s common stock.

2.	Definitions and Rules of Interpretation

2.1	Definitions. This Plan uses the following defined terms:

(a)	“Administrator” means the Board, the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b)	“Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c)	“Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Awards or Award Shares.

(d)	“Award” means a Stock Award or Option granted in accordance with the terms of the Plan.

(e)	“Award Agreement” means the document evidencing the grant of an Award.

(f)	“Award Shares” means Shares covered by an outstanding Award or purchased under an Award.

(g)	“Awardee” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award, (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 16, and (iii) a person who holds Option Shares subject to any right of repurchase under Section 15.2.

(h)	“Board” means the board of directors of the Company.

(i)	“Change of Control” shall have the meaning set forth in Section 10.4.

(j)	“Code” means the Internal Revenue Code of 1986.

(k)	“Committee” means a committee composed of Company Directors appointed in accordance with the Company’s charter documents and Section 4.

(l)	“Company” means Neurobiological Technologies, Inc., a Delaware corporation.

(m)	“Company Director” means a member of the Board.

(n)	“Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(o)	“Director” means a member of the board of directors of the Company or an Affiliate.

(p)	“Divestiture” means any transaction or event that the Board specifies as a Divestiture under Section 10.5.

(q)	“Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition shall be to this Plan.

(r)	“Effective Date” shall have the meaning set forth in Section 3.3(a).

(s)	“Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Awardee’s Options under Section 10. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(t)	“Exchange Act” means the Securities Exchange Act of 1934.

(u)	“Executive” means, if the Company has any class of any equity security registered under Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case, because of the individual’s relationship with the Company or an Affiliate. If the Company does not have any class of any equity security registered under Section 12 of the Exchange Act, “Executive” means any (i) Director, (ii) officer elected or appointed by the Board, or (iii) beneficial owner of more than 10% of any class of the Company’s equity securities.

(v)	“Expiration Date” means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award, disregarding the effect of an Awardee’s Termination or any other event that would shorten that period.

(w)	“Fair Market Value” means the value of Shares as determined under Section 17.2.

(x)	“Fundamental Transaction” means any transaction or event described in Section 10.3.

(y)	“Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(z)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

(aa)	“Non-Employee Director” means a Director who is not also an Employee.

(bb)	“Nonstatutory Option” means any Option other than an Incentive Stock Option.

(cc)	“Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an individual business unit.

(dd)	“Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

(ee)	“Option” means a right to purchase Shares of the Company granted under this Plan.

(ff)	“Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(gg)	“Option Shares” means Shares covered by an outstanding Option or purchased under an Option.

(hh)	“Plan” means this 2003 Equity Incentive Plan of Neurobiological Technologies, Inc.

(ii)	“Purchase Price” means the price payable under a Stock Award for Shares, not including any amount payable in respect of withholding or other taxes.

(jj)	“Reverse Vesting” means that an Option is or was fully exercisable but that, subject to a “reverse” vesting schedule, the Company has a right to repurchase the Option Shares as specified in Section 15.2(a), with the Company’s right of repurchase expiring in accordance with a “forward” vesting schedule that would otherwise have applied to the Option under which the Option Shares were purchased or in accordance with some other vesting schedule described in the Award Agreement. With respect to a Stock Award, Reverse Vesting means that the Company has a right to repurchase the Award Shares purchased pursuant to the Stock Award, as specified in Section 15.2(a), with the Company’s right of repurchase expiring in accordance with the vesting schedule in the Award Agreement.

(kk)	“Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(ll)	“Securities Act” means the Securities Act of 1933.

(mm)	“Share” means a share of the common stock of the Company or other securities substituted for the common stock under Section 10.

(nn)	“Stock Award” means an offer by the Company to sell shares subject to certain restrictions pursuant to the Award Agreement as described in Section 8.2

(oo)	“Substitute Award” means a Substitute Option or Substitute Stock Award granted in accordance with the terms of the Plan.

(pp)	“Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

(qq)	“Substitute Stock Award” means a Stock Award granted in substitution for, or upon the conversion of, a stock award granted by another entity to purchase equity securities in the granting entity.

(rr)	“Termination” means that the Awardee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Administrator, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

2.2	Rules of Interpretation. Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the effective date of this Plan and including any successor provisions.

3.	Shares Subject to this Plan; Term of this Plan

3.1	Number of Award Shares. Subject to adjustment under Section 10, the maximum number of Shares that may be issued under this Plan is 3,557,142. When an Award is granted, the maximum number of Shares that may be issued under this Plan shall be reduced by the number of Shares covered by that Award. However, if an Award later terminates or expires without having been exercised in full, the maximum number of shares that may be issued under this Plan shall be increased by the number of Shares that were covered by, but not purchased under, that Award. Except as required by Applicable Law, Shares subject to an outstanding Award shall not reduce the number of Shares reserved for issuance under this Plan until the earlier of the date such Shares are vested pursuant to the terms of the applicable Award or the actual date of delivery of the Shares to the Awardee. Those Shares (i) that are issued under the Plan that are forfeited or repurchased by the Company at the original purchase price or less or that are issuable upon exercise of awards granted under the Plan that expire or become unexercisable for any reason after the Effective Date without having been exercised in full, and (ii) that are not delivered to a holder in consideration for applicable tax withholding will continue to be available for issuance under this Plan. The repurchase of Shares by the Company shall not increase the maximum number of Shares that may be issued under this Plan to the extent that the Company repurchases Shares that were originally exercised or purchased with other previously owned Shares.

3.2	Source of Shares. Award Shares may be: (a) Shares that have never been issued, (b) Shares that have been issued but are no longer outstanding, or (c) Shares that are outstanding and are acquired to discharge the Company’s obligation to deliver Award Shares.

3.3	Term of this Plan

(a)	This Plan shall be effective on, and Awards may be granted under this Plan after, the date it has been both adopted by the Board and approved by the Company’s stockholders (the “Effective Date”).

(b)	Subject to Section 13, Awards may be granted under this Plan for a period of ten years from the Effective Date and may not be granted under the Plan after such date.

4.	Administration

4.1	General

(a)	The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve grants of Awards to Executives, and an Administrator other than the Board or the Committee may grant Awards only within guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

(b)	So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are “Non-Employee Directors” as defined in Rule 16b-3 and who are “outside directors” as defined in Section 162(m) of the Code.

4.2	Authority of Administrator. Subject to the other provisions of this Plan, the Administrator shall have the authority to:

(a)	grant Awards, including Substitute Awards;

(b)	determine the Fair Market Value of Shares;

(c)	determine the Option Price and the Purchase Price of Awards;

(d)	select the Awardees;

(e)	determine the times Awards are granted;

(f)	determine the number of Shares subject to each Award;

(g)	determine the types of payment that may be used to purchase Award Shares;

(h)	determine the types of payment that may be used to satisfy withholding tax obligations;

(i)	determine the other terms of each Award, including but not limited to the time or times at which Awards may be exercised, whether and under what conditions an Award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

(j)	modify or amend any Award;

(k)	authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l)	determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m)	interpret this Plan and any Award Agreement or document related to this Plan;

(n)	correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(o)	adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p)	adopt, amend, and revoke special rules and procedures that may be inconsistent with the terms of this Plan, set forth (if the Administrator so chooses) in sub-plans regarding (for example) the operation and administration of this Plan and the terms of Awards, if and to the extent necessary or useful to accommodate non-U.S. Applicable Laws and practices as they apply to Awards and Award Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;

(q)	determine whether a transaction or event should be treated as a Change of Control, a Divestiture or neither;

(r)	determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change of Control or a Divestiture, then the effect of that Change of Control or Divestiture; and

(s)	make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3	Scope of Discretion. Subject to the last sentence of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive. Moreover, but again subject to the last sentence of this Section 4.3, in making those decisions the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Awardees, all Awards or all Award Shares the same way. However, except as provided in Section 13.3, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Awardees by Award Agreements and other agreements.

5.	Persons Eligible to Receive Awards; Annual Director Grants

5.1	Eligible Individuals. Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate. However, Incentive Stock Options may only be granted to Employees, as provided in Section 7(g).

5.2	Section 162(m) Limitation.

(a)

Options. So long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (i) no Employee or prospective Employee may be granted one or more Options within any fiscal year of the Company to purchase more than 500,000 Shares under Options, subject to adjustment under Section 10, and (ii) Options may be granted to an Executive only by the Committee (and, notwithstanding Section 4.1(a), not by the Board). If an Option is

cancelled without being exercised or if the Option Price of an Option is reduced, that cancelled or repriced Option shall continue to be counted against the limit on Awards that may be granted to any individual under this Section 5.2.

(b)	Stock Awards. Any Stock Award intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions, the Stock Award may be granted only by the Committee, and the material terms of the Award must be approved by the stockholders of the Company before such Award is paid.

6.	Terms and Conditions of Options

The following rules apply to all Options:

6.1	Price. No Option may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date. The Option Price of an Incentive Stock Option shall be subject to Section 7(f).

6.2	Term. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date. Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(a) and 7(e).

6.3	Vesting. Options shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Optionee’s directorship, employment or consultancy begins, or a different date specified in the Option Agreement. If so provided in the Option Agreement, an Option may be exercisable subject to the application of Reverse Vesting to the Option Shares. Additional provisions regarding the vesting of Incentive Stock Options are provided in Section 7(c). No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.

6.4	Form of Payment

(a)	The Administrator shall determine the acceptable form and method of payment for exercising an Option.

(b)	Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(c)	In addition, the Administrator may permit payment to be made by any of the following methods:

(i)	other Shares, or the designation of other Shares, which (A) are “mature” shares for purposes of avoiding variable accounting treatment under generally accepted accounting principles (generally mature shares are those that have been owned by the Optionee for more than six months on the date of surrender), and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

(ii)	provided that a public market exists for the Shares, consideration received by the Company under a procedure under which a broker-dealer that is a member of the National Association of Securities Dealers advances funds on behalf of an Optionee or sells Option Shares on behalf of an Optionee (a “Cashless Exercise Procedure”), provided that if the Company extends or arranges for the extension of credit to an Optionee under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure;

(iii)	cancellation of any debt owed by the Company or any Affiliate to the Optionee by the Company including without limitation waiver of compensation due or accrued for services previously rendered to the Company; and

(iv)	any combination of the methods of payment permitted by any paragraph of this Section 6.4.

(d)	The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

6.5	Nonassignability of Options. Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Optionee. Incentive Stock Options may only be assigned in compliance with Section 7(h).

6.6	Substitute Options. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective when the acquisition closes. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price determined by the Board.

6.7	Repricings. Other than in accordance with Section 10, Options may not be repriced, replaced, regranted through cancellation or modified without stockholder approval, if the effect of the repricing, replacement, regrant or modification would be to reduce the effective Option Price of the Options.

6.8	Automatic Option Grants to Non-Employee Directors. Non-Employee Directors will automatically receive an Award of a Nonstatutory Option on the following terms:

(a)	Grant dates. Commencing with the 2008 Annual Meeting of Stockholders, each Non-Employee Director who is then serving immediately after any annual meeting of stockholders shall, automatically at such time, receive a Nonstatutory Option to purchase 15,000 Shares.

(b)	Exercise Price. The Option Price of each Award granted pursuant to this Section 6.8 shall be equal to one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

(c)	Option Term. Each Option shall have a term of ten (10) years measured from the Grant Date.

(d)	Exercise and Vesting of Options. The Shares underlying each Award issued pursuant to Sections 6.8(a) shall vest and become exercisable on the first anniversary of the Grant Date, provided that such Optionee continuously remains a Director from the Grant Date until such time.

7.	Incentive Stock Options

The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Optionee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

(a)	The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

(b)	No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

(c)	Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the administrator of that option plan specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

(d)	In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated at the time of grant in the Option Agreement relating to that Incentive Stock Option.

(e)	Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A “Ten Percent Stockholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

(f)	The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

(g)	Incentive Stock Options may be granted only to Employees. If an Optionee changes status from an Employee to a Consultant, that Optionee’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i).

(h)	The Optionee may not transfer any rights under an Incentive Stock Option, other than by will or the laws of descent and distribution. During the life of the Optionee, only the Optionee may exercise an Incentive Stock Option. The Company’s compliance with a Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Optionee, shall not violate this Section 7(h).

(i)	An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Optionee’s Termination for any reason other than the Optionee’s death or disability (as defined in Section 22(c) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, and is not exercised within, the three-month period after the Optionee’s Termination provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, one year after the Optionee’s Termination.

(j)	Only the Board may modify an Incentive Stock Option.

8.	Stock Awards

The following rules apply to all Stock Awards:

(a)	Price. The Administrator shall determine the Purchase Price, if any, for a Stock Award. In no event will the Purchase Price of any Stock Award be less than the par value of the Shares issuable under the Stock Award if that is required by Applicable Law.

(b)	Term. No Stock Award shall be exercisable after its Expiration Date. No Stock Award may have an Expiration Date that is more than ten years after its Grant Date.

(c)	Vesting. Stock Awards shall be exercisable: (i) on the Grant Date, or (ii) in accordance with a schedule related to the Grant Date, the date the Awardee’s directorship, employment or consultancy begins, or a different date specified in the Award Agreement.

(d)	Right of Repurchase. If so provided in the Award Agreement, Award Shares acquired pursuant to a Stock Award may be subject to Reverse Vesting.

(e)	Form of Payment. The Administrator shall determine the acceptable form and method of payment for exercising a Stock Award.

(i)	Acceptable forms of payment for all Award Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(ii)	In addition, the Administrator may permit payment to be made by any of the methods permitted with respect to the exercise of Options pursuant to Section 6.4.

(f)	Nonassignability of Stock Awards. Except as determined by the Administrator, no Stock Award shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Domestic Relations Order.

(g)

Substitute Stock Award. The Board may cause the Company to grant Substitute Stock Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Stock Awards shall have the same terms and conditions as the options they replace, except that (subject to Section 10) Substitute Stock Awards shall be Stock Awards to purchase Shares rather than equity securities of the granting entity and shall have a Purchase Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

(h)	Repricings. Other than in accordance with Section 10, Stock Awards may not be repriced, replaced, regranted through cancellation or modified without stockholder approval, if the effect of the repricing, replacement, regrant or modification would be to reduce the effective Purchase Price of the Shares subject to the Stock Awards.

9.	Exercise of Awards

9.1	In General. An Award shall be exercisable in accordance with this Plan and the Award Agreement under which it is granted.

9.2	Time of Exercise. Options and Stock Awards shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option or Stock Award, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option or Stock Award is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Award may not be exercised for a fraction of a Share.

9.3	Issuance of Award Shares. The Company shall issue Award Shares in the name of the person properly exercising the Award. If the Awardee is that person and so requests, the Award Shares shall be issued in the name of the Awardee and the Awardee’s spouse. The Company shall endeavor to issue Award Shares promptly after an Award is exercised. However, until Award Shares are actually issued, as evidenced by the appropriate entry on the stock books of the Company or its transfer agent, the Awardee will not have the rights of a stockholder with respect to those Award Shares, even though the Awardee has completed all the steps necessary to exercise the Award. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 10.

9.4	Termination

(a)	In General. Except as provided in an Award Agreement or in writing by the Administrator, including in an Award Agreement, and as otherwise provided in this Section 9.4, after an Awardee’s Termination, the Awardee’s Awards shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the three months after the Termination, but in no event after the Expiration Date. To the extent the Awardee does not exercise an Award within the time specified for exercise, the Award shall automatically terminate.

(b)	Leaves of Absence. Unless otherwise provided in the Award Agreement, no Award may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by an authorized representative of the Company with employment guaranteed upon return. Awards shall not continue to vest during a leave of absence, unless otherwise determined by the Administrator with respect to an approved personal or medical leave with employment guaranteed upon return.

(c)

Death or Disability. Unless otherwise provided by the Administrator, if an Awardee’s Termination is due to death or disability (as determined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Awards of that Awardee, to the extent exercisable at the date of that Termination, may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, an Award may be exercised as provided in Section 16. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Awardee, and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee. In the case of an Awardee who dies or become disabled within three months after Termination, if the Termination was not due to Cause, the Awardee’s Awards may be exercised for one year after that Termination. To the extent an Award is not so exercised within the time specified for its exercise, the Award shall automatically terminate.

(d)	Divestiture. If an Awardee’s Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 10.3 or 10.4 with respect to the Awardee’s Awards.

(e)	Termination for Cause. If an Awardee’s Termination is due to Cause, all of the Awardee’s Awards shall automatically terminate and cease to be exercisable at the time of Termination. “Cause” means employment-related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment-related conduct that is likely to cause significant injury to the Company, an Affiliate, or any of their respective employees, officers or directors (including, without limitation, commission of a felony or similar offense), in each case as determined by the Administrator. “Cause” shall not require that a civil judgment or criminal conviction have been entered against or guilty plea shall have been made by the Awardee regarding any of the matters referred to in the previous sentence. Accordingly, the Administrator shall be entitled to determine “Cause” based on the Administrator’s good faith belief. If the Awardee is criminally charged with a felony or similar offense, that shall be a sufficient, but not a necessary, basis for such a belief.

(f)	Reverse Vesting. Under any circumstances stated in this Section 9.4 in which all unvested Options of an Optionee immediately vest, the Company’s repurchase rights shall lapse on all Option Shares held by that Optionee which are subject to Reverse Vesting.

(g)	Consulting or Employment Relationship. Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights, shall: (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Awardee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (B) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

10.	Certain Transactions and Events

10.1	In General. Except as provided in this Section 10, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change of control, issuance by the Company of shares of any class of securities convertible into shares of any class, conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10. Additional provisions with respect to the foregoing transactions are set forth in Section 13.3.

10.2

Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change of Control), the Board shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the Purchase Price of any Stock Award, (d) the Option Price and number and class of securities issuable under each outstanding Option, and (e) the repurchase price of any securities substituted for Option Shares that are subject to repurchase rights. The Board shall determine the specific adjustments. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security. The Board need not adopt the same rules for each Award or each Awardee.

10.3	Fundamental Transactions. If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of any other transaction or event, other securities are substituted for the Shares or Shares may no longer be issued (each a “Fundamental Transaction”), then, notwithstanding any other provision of this Plan, the Board shall do one or more of the following contingent on the closing or completion of the Fundamental Transaction: (a) arrange for the substitution, in exchange for Awards, of options to purchase equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company) (an “assumption” of Awards) on such terms and conditions as the Board determines are appropriate, (b) accelerate the vesting and termination of outstanding Awards, in whole or in part, so that Awards can be exercised before or otherwise in connection with the closing or completion of the Fundamental Transaction or event but then terminate (c) cancel or arrange for the cancellation of Awards in exchange for cash payments to Awardees, and (d) either arrange for any repurchase rights of the Company with respect to Award Shares to apply to the securities issued in substitution for Shares or terminate repurchase rights on Award Shares. The Board need not adopt the same rules for each Award or each Awardee.

10.4	Changes of Control. Notwithstanding any other provision of this Plan, in the event of a Change in Control (defined below), time-based (but not performance-based) vesting for all outstanding Awards or Reverse Vesting on all outstanding Award Shares shall be fully accelerated. In addition, the Board may extend the date for the exercise of Awards (but not beyond their original Expiration Date), although the Board need not adopt the same rules for each Award or each Awardee. For purposes of this Plan, a “Change in Control” shall mean (A) any merger, consolidation, amalgamation, or other transaction to which the Company or an Affiliate is a party and in which the beneficial stockholders of the Company, immediately before the transaction, beneficially own securities representing 50% or less of the total combined voting power or value of the Company immediately after the transaction or (B) any other transaction or corporate event deemed by the Board to constitute a change in control of the Company including, but not limited to, (i) a transaction or series of transactions in which any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (ii) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board.

10.5	Divestiture. If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board may specify that such transaction or event constitutes a “Divestiture”. In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may take one or more of the actions described in Section 10.3 or 10.4 with respect to Awards or Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Award or each Awardee.

10.6

Dissolution. If the Company adopts a plan of dissolution, the Board may cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution. The Board need not adopt the same rules for each Award or each

Awardee. However, to the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate just before the dissolution is completed.

10.7	Cut-Back to Preserve Benefits. If the Administrator determines that the net after-tax amount to be realized by any Awardee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Awardee in connection with any transaction or event addressed in this Section 10 would be greater if one or more of those steps were not taken or payments were not made with respect to that Awardee’s Awards or Award Shares, then and to that extent one or more of those steps shall not be taken and payments shall not be made.

11.	Withholding and Tax Reporting

11.1	Tax Withholding Alternatives

(a)	General. Whenever Award Shares are issued or become free of restrictions, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy any applicable tax-withholding requirement, whether the related tax is imposed on the Awardee or the Company. The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Awardee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

(b)	Method of Payment. The Awardee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Awardee to use any of the forms of payment described in Section 6.4(c). The Administrator may also permit Award Shares to be withheld to pay required withholding. If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates.

11.2	Reporting of Dispositions. Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator, following such procedures as the Administrator may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

12.	Compliance with Law

The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Awardee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

13.	Amendment or Termination of this Plan or Outstanding Awards

13.1	Amendment and Termination. The Board may at any time amend, suspend, or terminate this Plan.

13.2	Stockholder Approval. The Company shall obtain the approval of the Company’s stockholders for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan.

13.3	Effect. No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Awardee unless the affected Awardee consents to the amendment, suspension, termination, or modification. However, no such consent shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 10, is in the best interests of the Company or its stockholders. The Board may, but need not, take the tax consequences to affected Awardees into consideration in acting under the preceding sentence. Those decisions will be final, binding and conclusive. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination or Award Shares issued under such Awards even if those Award Shares are issued after the termination.

14.	Reserved Rights

14.1	Nonexclusivity of this Plan. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans or independently of any plan.

14.2	Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Awardee shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligations.

15.	Special Arrangements Regarding Award Shares

15.1	Escrows and Pledges. To enforce any restrictions on Award Shares, including restrictions related to Reverse Vesting, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates.

15.2	Repurchase Rights

(a)	Reverse Vesting. Except as set forth in an Award Agreement, if an Option or Stock Award is subject to Reverse Vesting, the Company shall have the right, during the 90 days (or, in the case of an Awardee who is a Director or Executive, such period of time as may be set forth in the Award Agreement) after the Awardee’s Termination, to repurchase any or all of the Award Shares that were unvested as of the date of that Termination. The repurchase price shall be paid in cash and shall equal the Option Price or Purchase Price for the Award Shares, minus the amount of any cash dividends paid or payable with respect to the Award Shares for which the record date precedes the repurchase. The Company may assign this right of repurchase.

(b)	Procedure. The Company, or its assignee, may choose to give the Awardee a written notice of exercise of its repurchase rights under this Section 15.2. However, the Company’s failure to give such a notice shall not affect its rights to repurchase Award Shares. The Company must, however, tender the repurchase price during the period specified in this Section 15.2 for exercising its repurchase rights in order to exercise such rights.

16.	Beneficiaries

An Awardee may file a written designation of one or more beneficiaries who are to receive the Awardee’s rights under the Awardee’s Awards after the Awardee’s death. An Awardee may change such a designation at any time by written notice. If an Awardee designates a beneficiary, the beneficiary may exercise the Awardee’s Awards after the Awardee’s death. If an Awardee dies when the Awardee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Awardee’s estate to exercise the Award or, if there is none, the person entitled to exercise the Option under the Awardee’s will or the laws of descent and distribution. In any case, no Award may be exercised after its Expiration Date.

17.	Miscellaneous

17.1	Governing Law. This Plan, the Award Agreements and all other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Awards or Award Shares, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

17.2	Determination of Value. Fair Market Value shall be determined as follows:

(a)	Listed Stock. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Shares are traded or quoted.

(b)	Stock Quoted by Securities Dealer. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(c)

No Established Market. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s net worth, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

17.3	Reservation of Shares. During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as are still issuable under this Plan.

17.4	Electronic Communications. Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

17.5	Notices. Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 17.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

NEUROBIOLOGICAL TECHNOLOGIES, INC.

2000 Powell Street, Suite 800

Emeryville, California 94608

(510) 595-6000

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul E. Freiman and Stephen C. Ferruolo proxies, and hereby authorizes each of them to represent and vote as designated on the other side, all the shares of stock of Neurobiological Technologies, Inc. (the “Company”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Stockholders of the Company to be held on Monday, April 28, 2008 or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the proposal described in the accompanying proxy statement and in the discretion of the proxy holders on all other matters that may come before the meeting.

(Continued, and to be marked, dated and signed, on the other side)

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN

AND PROMPTLY RETURN THE ENCLOSED PROXY.

Please mark your votes as indicated ☒

PROPOSAL 1—To amend 2003 Equity Incentive Plan.

FOR  ☐                    ABSTAIN  ☐                    AGAINST  ☐

In their discretion, the proxyholders are authorized to transact such other business as properly may come before the Special Meeting or any adjournments or postponements of the meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the meeting.

Signature(s) __________________________________________	Dated _______________, 2008

Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.